ASSIGNMENT  AGREEMENT

This Agreement is made effective (the “Effective Date”) as of the 24th day of June, 2009.

BETWEEN:

QELE RESOURCES, INC. (changing its name to Brand Neue Corp or such other name approved by its directors), with its address for notices at 105 SE Executive Drive, Suite 13, Bentonville, Arkansas, USA   72712

(the “Assignee”)

AND:

WORLD SOURCING & SUPPLIER DEVELOPMENT INC., a company established under the laws of Arkansas, and having its address for notices hereof at 105 SE Executive Drive, Suite 13, Bentonville, Arkansas, USA   72712

(the “Assignor”)

(the Assignor and the Assignee being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

WHEREAS:

A.
The Assignee wishes to acquire all interest in and to a license agreement (“License Agreement”) made June 1, 2009 between the Assignor and Gizmo Packaging Ltd. of Scotland whereby the Assignor acquired rights to a bottle capping device called the “Gas Cap” ;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises, covenants and agreements herein contained, THE PARTIES HERETO COVENANT AND AGREE WITH EACH OTHER as follows:

Article 1

ASSIGNMENT OF THE LICENSE AGREEMENT

1.1                      Assignment.   The Assignee hereby purchases and the Assignor hereby sells and transfers 100% of the Assignor’s right, title and interest in and to the License Agreement, and the Assignee hereby assumes all obligations thereof, in consideration of:

(a)
a ten (10%) profit interest of all revenue of the products of the License Agreement but that in no event shall such profit interest be less than a 3% gross sales/revenue royalty.  Revenue shall be calculated from all sources including sales, royalties, fees, or any other revenue source.  The profit interest shall be calculated from all costs of goods, third party costs, warehousing, transport and any other direct costs plus an administrative cost of 10%  and no other costs, in particular costs of other businesses;

(b)
in the event that the Assignee shall grant licenses or assign rights to the product of the License Agreement or to the License Agreement or assign the entire License Agreement then the Assignor shall receive 50% of the consideration for such assignment;

(c)
payment of disbursements by the Assignor or its principals in respect to the License Agreement, such payments estimated at approximately $400,000US.  Such disbursements shall be supported by documentary proof and shall be paid on or before December 31, 2009

1.2                      License Agreement Title.   The Assignor warrants and represents that the License Agreement is owned 100% by the Assignor, that it has not encumbered or transferred any interest in the same and that the License Agreement is in good standing and that all payments required thereunder to date have been paid.

1.3                      Assignee Obligations.   The Assignee warrants that all costs, obligations and any other burden or liability of the License Agreement is assumed by the Assignee hereby.

Article 2

CONFIDENTIAL INFORMATION AND ASSIGNEE QUALIFICATION

2.1                      Confidential Information.   No information in respect to this Agreement or furnished by any Party hereto in respect of the activities carried out in connection with or related to this Agreement or the License Agreement shall be published or disclosed to third parties by any Party without the prior written consent of the other Party, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable laws or court orders.

Article 3

GENERAL PROVISIONS

3.1                      Entire Agreement.   This Agreement constitutes the entire agreement between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

3.2                      Enurement, Capacity and Assignment.   This Agreement will enure to the benefit of and will be binding upon the Parties, their respective heirs, executors, administrators and assigns.  The Parties hereto have full legal right and capacity to enter into and effect the terms of this Agreement and have each sought counsel as to their obligations and their capacity, under prevailing securities law or otherwise, to effect the Agreement hereby contained.  Neither this Agreement nor any rights hereunder may be assigned by any Party except with the written permission of the other Party, which permission may be with held without reason.

3.3                      Notice.   Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered to the Party or Parties entitled to receive the same, at the address for such Party or Parties specified above.  The deemed date of receipt of such notice, demand or other communication shall be the second business day following the date of actual delivery thereof if electronically or physically delivered.  If delivered by mail then the deemed date of delivery shall be the tenth day following mailing of notice, absent postal disruptions in which event it shall be the actual date of delivery to the recipient.  Any Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

3.4                      Applicable Law.   This Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in Arkansas and in the courts thereof.

3.5                      Further Assurances.   The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

3.6                      Counterparts and Facsimile.   This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and may be exchanged by facsimile and such counterparts and facsimiles together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the Effective Date as set forth on the front page of this Agreement.

IN WITNESS WHEREOF the Parties have hereunto set their hands and given their agreement as of the Effective Date.

QELE RESOURCES, INC.	)
by its authorized signatory:	)
)
)
Authorized Signatory	)

WORLD SOURCING &	)
SUPPLIER DEVELOPMENT, INC.,	)
by its authorized signatory:	)
)
)
)
Authorized Signatory	)